Exhibit 4.8

GPAQ ACQUISITION HOLDINGS, INC.
WARRANT AGREEMENT

This Warrant Agreement dated as of July 1, 2020 (this “Agreement”) is entered into by and among GPAQ Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and the purchasers party hereto (each, a “Purchaser” and collectively, the “Purchasers”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) by and among the Company and the Purchasers.

WHEREAS, pursuant to the Note Purchase Agreement, in the event of a redemption of the Notes issued thereunder, upon payment of the redemption price for such Notes being redeemed, the Company shall issue to each Holder of the Notes being redeemed a number of warrants, as hereinafter described (the “Warrants”), to purchase the number of shares of common stock of the Company that such Holder would have received if such Holder were to have converted the redeemed Notes in full on the Redemption Date (such shares of common stock of the Company, the “Common Stock,” and together with any other securities issuable upon exercise of the Warrants, the “Warrant Shares”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Warrant Certificates. In connection with any redemption of the Notes, upon payment of the redemption price for such Notes being redeemed, the Company will issue and deliver a certificate or certificates evidencing the Warrants (the “Warrant Certificates”) pursuant to the terms of the Note Purchase Agreement. Such Warrant Certificates shall be substantially in the form set forth as Exhibit A attached hereto. Each Warrant Certificate shall be dated the date of issuance by the Company.

Section 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President. The signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of by the Holders thereof he shall have ceased to hold such office.

Section 3. Registration. The Company shall number and register the Warrant Certificates and the Warrant Shares in registers (the “Warrant Register” and the “Warrant Shares Register,” respectively) as they are issued. The Company may deem and treat the registered holder(s) from time to time of the Warrant Certificates (the “Holders”) as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

Section 4. Restrictions on Transfer; Registration of Transfers. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the transferring Holder will, if requested by the Company, deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in the opinion of such counsel, such legend is no longer required by the Securities Act.

The Company shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee Holder(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

Section 5. Warrants; Exercise of Warrants.

(a)  Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date of issuance of the Warrants and until 5:00 p.m., Eastern Time, on the Maturity Date of the Notes (such date being referred to in this Agreement as the “Expiration Date”), to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) that the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Eastern Time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

(b)  The initial price at which each Warrant shall be exercisable (the “Exercise Price”) shall equal the Conversion Price for the corresponding redeemed Notes that was in effect immediately prior to the redemption of such Notes, subject to adjustment after issuance of such Warrant pursuant to the terms hereof.

(c)  A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (as provided for in Section 12 hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

(d)  Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 10 hereof. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares. The Company shall register the Warrant Shares in the Warrant Shares Register, as provided in Section 3 hereof, and shall from time to time register the transfer of any outstanding Warrant Shares in the Warrant Shares Register.

(e)  Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2 hereof.

(f)   All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder shall be available for inspection by the Holders during normal business hours at the Company’s office.

(g)  In addition to and without limiting the rights of the Holder under the terms hereof, at a Holder’s option, a Warrant Certificate may be exercised by being exchanged in whole or in part at any time or from time to time prior to the Expiration Date for a number of shares of Common Stock having an aggregate Specified Value (as defined in Section 9(h) hereof) on the date of such exercise equal to the difference between (x) the Specified Value of the number of Warrant Shares in respect of which such Warrant Certificate is then exercised and (y) the aggregate Exercise Price for such shares in effect at such time. The following equation illustrates how many Warrant Shares would then be issued upon exercise pursuant to this subsection:

where:

SV	=	Specified Value per Warrant Share at date of exercise.

PSP	=	Per share Exercise Price at date of exercise.

N	=	Number of Warrant Shares in respect of which the Warrant Certificate is being exercised by exchange.

X	=	Number of Warrant Shares issued upon exercise by exchange.

Upon any such exercise, the number of Warrant Shares purchasable upon exercise of such Warrant Certificate shall be reduced by the number of Warrant Shares so exchanged and, if a balance of purchasable Warrant Shares remain after such exercise, the Company shall execute and deliver to the Holder thereof a new Warrant for such balance of Warrant Shares.

No payment of any cash or other consideration to the Company shall be required from the Holder of a Warrant in connection with any exercise thereof by exchange pursuant to this subsection. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant Certificate surrendered for cancellation and a written request from the Holder thereof that the exchange pursuant to this subsection be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Warrant Shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Specified Value of a Warrant Share on the date of the exchange.

Section 6. Taxes.

(a)  Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority, and all distributions, including deemed distributions, pursuant to the Warrants or Warrant Shares will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company will be authorized to (i) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (ii) apply a portion of any cash distribution to be made under the Warrants or Warrant Shares to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants or Warrant Shares to generate sufficient funds to pay applicable withholding taxes or (iv) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Holders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) as a condition of receiving the benefit of any adjustment pursuant to Section 9.

(b)  Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

Section 7. Mutilated or Missing Warrant Certificates. If a mutilated Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If required by the Company such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss that it may suffer if a Warrant Certificate is replaced. If any institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company or, at the option of institutional Holder, provide an indemnity bond in the amount of the Specified Value of the Warrant Shares for which such Warrant Certificate was exercisable.

Section 8. Reservation of Warrant Shares. For so long as the Company is a corporation with any Warrants outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the Warrants (collectively, the “Transfer Agent”), will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 11 hereof.

Before taking any action that would cause an adjustment pursuant to Section 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free, subject to Section 6 hereof, from all taxes (other than income taxes), liens, charges and security interests with respect to the issue thereof.

Section 9. Adjustment of Exercise Price and Warrant Number. The number of shares of Common Stock issuable upon the exercise of each Warrant (the “Warrant Number”) is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 9.

(a)  Adjustment for Change in Capital Stock. If the Company:

(i)  pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(ii)  subdivides its outstanding shares of Common Stock into a greater number of shares; or

(iii)  combines its outstanding shares of Common Stock into a smaller number of shares;

then the Warrant Number shall be adjusted based on the following formula:

where

Wʹ	=	the adjusted Warrant Number in effect immediately after the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as applicable.

W	=	the Warrant Number immediately prior to the open of business on such Ex-Dividend Date or such effective date.

OSʹ	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Warrant Number shall again be adjusted to the Warrant Number which would then be in effect if such dividend or distribution had not been declared.

Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) or (c) of this Section 9, no further adjustment shall be made under this subsection (a).

(b)  Adjustment for Rights or Warrants Issue. If the Company issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Price of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Warrant Number shall be adjusted based on the following formula:

where

Wʹ	=	the adjusted Warrant Number immediately after the open of business on the Ex-Dividend Date for such issuance.

W	=	the Warrant Number immediately prior to the open of business on such Ex-Dividend Date.

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date.

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Warrant Number shall be readjusted to the Warrant Number that would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Warrant Number shall again be adjusted to be the Warrant Number that would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 9(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Price of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the board of directors of the Company.

(c)  Adjustment for Other Distributions. If the Company distributes to all or substantially all holders of its Common Stock (i) shares of any class of Capital Stock of the Company, (ii) any evidences of indebtedness of the Company, (iii) other assets or property of the Company, or (iv) any rights or warrants to acquire the Company’s Capital Stock or other securities (in each case of clauses (i) through (iv), excluding (x) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 9(a) or Section 9(b), (y) dividends or distributions paid exclusively in cash and (z) Spin-Offs to which the provisions set forth below in this Section 9(c) shall apply), then, except to the extent the Holders participate in such distribution, the Warrant Number shall be adjusted based on the following formula:

where

Wʹ	=	the adjusted Warrant Number in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

W	=	the Warrant Number immediately prior to the open of business on such Ex-Dividend Date.

SP	=	The average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

FMV	=	the fair market value (as determined by the board of directors of the Company) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If the board of directors of the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 9(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Price of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing adjustment, each Holder shall receive, in respect of each Warrant at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities, assets and other property such Holder would have received if such Holder owned on the relevant Record Date for such distribution a number of shares of Common Stock equal to the Warrant Number in effect on such Record Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 9(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such dividend or distribution is listed for trading on a securities exchange (a “Spin-Off”), the Warrant Number shall be increased based on the following formula:

where

Wʹ	=	the adjusted Warrant Number in effect immediately after the end of the Valuation Period (as defined below).

W	=	the Warrant Number immediately prior to the end of the Valuation Period.

FMV	=	the average of the Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”).

MP	=	the average of the Last Reported Sale Price of Common Stock over the Valuation Period.

The adjustment to the Warrant Number under the immediately preceding paragraph will occur on the last day of the Valuation Period; provided, that in respect of any exercise of Warrants during the Valuation Period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such exercise date in determining the applicable Warrant Number.

This subsection does not apply to any transaction described in subsection (a) of this Section 9 or to rights or warrants referred to in subsection (b) of this Section 9.

(d)  Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the Specified Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the following formula:

where:

Wʹ	=	the adjusted Warrant Number.

W	=	the Warrant Number immediately prior to any such issuance.

O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.

M	=	the Specified Value per share of Common Stock on the date of issuance of such additional shares.

A	=	the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This subsection (d) shall not apply to any of the transactions described in subsection (a) of this Section 9 or for which an adjustment has been made pursuant to other provisions of this Section 9.

(e)  Adjustment for Dividends or Distributions of Cash. If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Warrant Number shall be adjusted based on the following formula:

where

Wʹ	=	the adjusted Warrant Number immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.

W	=	the Warrant Number immediately prior to the open of business on such Ex-Dividend Date.

SP	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution.

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, in respect of each Warrant at the same time and upon the same terms as holders of the Common Stock, the amount of the cash dividend or distribution such Holder would have received if such Holder owned on the relevant Record Date for such dividend or distribution a number of shares of Common Stock equal to the Warrant Number in effect on such Record Date.

(f)   Adjustment for Tender or Exchange Offers. If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Warrant Number shall be increased based on the following formula:

where

Wʹ	=	the adjusted Warrant Number immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires.

W	=	the Warrant Number immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires.

AC	=	the aggregate value of all cash and any other consideration paid or payable for shares purchased in such tender or exchange offer.

OS	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires.

OSʹ	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer).

SP	=	the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Warrant Number under this Section 9(f) will be determined immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires, but will be given effect immediately after the open of business on such Trading Day.

(g)  Notwithstanding the above, certain listing standards of The NASDAQ Capital Market may limit the amount by which the Company may increase the Warrant Number pursuant to the events described in clauses (b) through (f) in this Section 9. These standards generally require the Company to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of the Common Stock outstanding on the Issue Date of the Notes unless the Company obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Warrants are outstanding, regardless of whether the Company then has a class of securities listed on The NASDAQ Capital Market. Accordingly, in the event of an increase in the Warrant Number above that which would result in the Warrants, in the aggregate, becoming exercisable for shares of Common Stock in excess of such limitations, the Company shall, at its discretion, either obtain stockholder approval of such issuances or on the exercise date of each Warrant deliver cash in lieu of any shares otherwise deliverable upon exercise of such Warrant in excess of such limitations (based on the Daily VWAP on each Trading Day of the 30 consecutive Trading Day period (the “Observation Period”) beginning on and including the second Trading Day after the date of exercise of such Warrant) in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 9(g).

(h)  Whenever a provision of this Agreement requires the calculation of Last Reported Sale Price or Daily VWAP over a span of multiple days, the board of directors of the Company will make appropriate adjustments to such Last Reported Sale Price or Daily VWAP, the Warrant Number, or the amount due upon exercise of the Warrants to account for any adjustment to the Warrant Number that becomes effective, or any event requiring an adjustment to the Warrant Number where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Price or Daily VWAP are to be calculated.

(i)  “Specified Value” per share of Common Stock or per unit or share of any other security (herein collectively referred to as a “Security”) at any date shall be:

(i)  if the Security is not registered under the Exchange Act, (1) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Company and a person other than an Affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (2) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (3) if neither clause (1) nor (2) is applicable, the value of the Security as mutually agreed by the Company and Holders of a majority of the Warrants outstanding; provided, however, that if the Company and such Holders are unable to mutually agree upon such value, the Company shall select an Independent Financial Expert who shall determine the value of such Security;

(ii)  if the Security is registered under the Exchange Act, the average of the daily market prices (as hereinafter defined) for each business day during the period commencing 10 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily market prices for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least 15 business days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act; or

(iii)  if the Security is registered under the Exchange Act and is being sold in a firm commitment underwritten public offering registered under the Securities Act, the public offering price of such Security set forth on the cover page of the prospectus relating to such offering.

The “market price” for any Security on each business day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company. If there are no such prices on a business day, then the market price shall not be determinable for such business day.

In the case of Common Stock, if more than one subclass of Common Stock is outstanding, the “Specified Value” shall be the highest of the Specified Values per share of such subclasses of Common Stock.

“Independent Financial Expert” shall mean a nationally recognized investment banking firm selected by the Company that (i) does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, (ii) has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is), a promoter, director or officer of the Company, (iii) has not been retained by the Company or any of its Affiliates for any purpose, other than to perform an equity valuation, within the preceding 12 months, and (iv) in the reasonable judgment of the board of directors of the Company, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

(j)  Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (e) and (f) of this Section 9, the following shall apply:

(1)  in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

(2)  in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the board of directors of the Company; and

(3)  in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

(k)  When De Minimis Adjustment May Be Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

All calculations under this Section 9 shall be made to the nearest 1/100th of a share.

(l)  Adjustment to Exercise Price. Upon each adjustment to the Warrant Number pursuant to this Section 9, the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment.

(m)  When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a), (b) or (c) of this Section 9 and such distribution is subsequently cancelled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such distribution, to that Warrant Number and Exercise Price that would have been in effect if such record date had not been fixed.

In addition, notwithstanding anything to the contrary in this Section 9, no adjustment to the Warrant Number shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries in an amount not to exceed 10.0% of the outstanding shares of Common Stock on the Issue Date of the Notes;

(iii) upon the issuance of any shares of Common Stock upon exercise of any Warrants or conversion or redemption of any Notes or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date of the Notes;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes.

To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash. Furthermore, if the application of the foregoing formulas of this Section 9 would result in a decrease in the Warrant Number, no adjustment to the Warrant Number shall be made (other than as a result of a share combination).

Notwithstanding anything in this Section 9 or any other provision in this Agreement or the Warrants, if a Warrant Number adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exercised its Warrants on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related exercise date as described under Section 9(r) based on an adjusted Warrant Number for such Ex-Dividend Date, then, notwithstanding the Warrant Number adjustment provisions in this Section 9, the Warrant Number adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(n)  Notice of Adjustment. Whenever the Warrant Number or Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.

(o)  Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

A reduction of the Exercise Price under this subsection (o) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (e), or (f) of this Section 9.

(p)  Merger Events. If any Merger Event occurs, other than in the cases referred to in subsections (a), (b), (c), (d), (e) or (f) of this Section 9, then at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an agreement providing that at and after the effective time of such Merger Event, the right to exercise the Warrants will be changed into a right to exercise the Warrants as set forth in this Agreement into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event that a holder of a number of shares of Common Stock would have been entitled to receive upon such Merger Event; provided, however, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exercise of the Warrants in accordance with this Agreement and (B) any shares of Common Stock that the Company would have been required to deliver upon exercise of the Warrants as provided herein shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event.

As used herein, the term “Merger Event” means (a) a recapitalization or reclassification of, or change in, the Common Stock (other than changes resulting from a subdivision or combination), (b) a consolidation, merger or combination involving the Company, (c) a sale, lease or other transfer to a third party of the consolidated assets of the Company and its Restricted Subsidiaries substantially as an entirety or (d) a statutory share exchange, in each case (of any of the events mentioned in clauses (a), (b), (c) or (d) of this definition) as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).

If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Warrants will be exercisable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all exercises of Warrants that occur after the effective date of such Merger Event (x) the consideration due upon exercise shall be solely cash in an amount equal to the Warrant Number in effect on the exercise date (as may be increased by any additional Shares pursuant to this Section 9), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the exercise obligation by paying cash to exercising Holders on the third Business Day immediately following the such exercise date. The Company shall notify the Holders of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 9(p). Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9 in the judgment of the Company’s board of directors or the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such agreement shall also be executed by such other Person. None of the foregoing provisions shall affect the right of a holder of Warrants to exercise its Warrants prior to the effective date of such Merger Event.

The Company shall cause notice of the execution of such agreement to be mailed to each Holder, at the address of such Holder as it appears on the Warrant Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such agreement. The above provisions of this Section 9(p) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 9(p) applies to any Merger Event, Section 9(a) through Section 9(f) shall not apply.

(q)  Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of units or shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of units or shares as are stated in the Warrants initially issuable pursuant to this Agreement.

For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the board of directors of the Company), multiplied by such fraction.

Section 11. Notices to Holders. Upon any adjustment pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Such notice may be given in advance.

Section 12. Notices to the Company and Holders. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, facsimile transmission, e-mail transmission or overnight air courier guaranteeing next day delivery using the information under “Address for Notices” set forth on each party’s signature page hereto.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt confirmed within two business days after mailing); when receipt is confirmed, if faxed or e-mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days’ prior written notice of such change in accordance herewith.

Section 13. Successors. The Company may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the approval of Holders of a majority of the then outstanding Warrants, and any such purported assignment by the Company without the written consent of such Holders shall be null and void ab initio and of no force or effect. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 14. Termination. This Agreement shall terminate if all Warrants have been exercised pursuant to this Agreement.

Section 15. Governing Law; Submission To Jurisdiction. This Agreement and all issues hereunder shall be governed by and construed in accordance with the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in the Borough of Manhattan in the City of New York or any federal court of the United States sitting in the Borough of Manhattan in the City of New York, and by execution and delivery of this Agreement, each party hereto consents to the non-exclusive jurisdiction of those courts. Each party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any issue hereunder. Each party hereto waives personal service of any summons, complain or other process, which may be made by any other means permitted by the law of such state. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12 hereof. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 16. Jury Trial Waiver. As permitted by applicable law, each party hereto waives its respective rights to a trial before a jury in connection with any claim, dispute or controversy arising between the parties hereto with respect to this Agreement or any issue hereunder, and such claim, dispute or controversy shall be resolved by a judge sitting without a jury.

Section 17. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as an equityholder in respect of the meetings of equityholders or the election of members of the board of directors of the Company or any other matter, or any rights whatsoever as equityholders of the Company.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 19. Amendments and Waivers. This Agreement and the Warrants may be amended, or their provisions waived, by the Company and the approval of Holders of a majority of the then outstanding Warrants; provided that, to the extent applicable, the Company and any individual Holder may amend this Agreement or the Warrants held by such Holder solely with respect to such Holder’s own rights and obligations (and without amending any other Holder’s rights or obligations or the rights or obligations of the Company with respect to such other Holder) without the approval of any other Holder.

Section 20. Entire Agreement. This Agreement, together with the Note Purchase Agreement and the Registration Rights Agreement, constitute the entire agreement and understanding of the parties hereto and with respect to the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than as expressly set forth or referred to herein or therein. This Agreement, the Note Purchase Agreement and the Registration Rights Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GPAQ ACQUISITION HOLDINGS, INC.

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer

Address for Notices:

GPAQ Acquisition Holdings, Inc.

2626 Fulton Dr NW

Canton, OH 44718
Attn: Michael Crawford
E-mail: michael.crawford@HOFvillage.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue NW
Washington, D.C. 20037
Attn: J. Steven Patterson
Facsimile No.: (202) 778-7435
E-mail: spatterson@HuntonAK.com

Purchasers:

MAGNETAR CONSTELLATION MASTER FUND, LTD.

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

MAGNETAR STRUCTRED CREDIT FUND, L.P.

By: Magnetar Financial, LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

MAGNETAR XING HE MASTER FUND LTD.

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

MAGNETAR SC FUND LTD

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

PURPOSE ALTERNATIVE CREDIT FUND – T LLC

By: Magnetar Financial, LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

PURPOSE ALTERNATIVE CREDIT FUND – F LLC

By: Magnetar Financial, LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Address for Notices:

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attention: Chief Legal Officer

Email: fisecuritynotices@magnetar.com

Fax: 847-869-2064

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attention: Todd R. Southwell

Email: Todd.Southwell@klgates.com

Fax: 312-345-9965

TIMKEN FOUNDATION OF CANTON

By:	/s/ Ward J. Timken
Name:	Ward J. Timken
Title:	President

Address for Notices:

200 Market Ave N. Ste# 210

Canton, OH 44702

Attn: Mark Scheffler, Executive Director

Email: Scheffler@timkenfoundation.org

STARK COMMUNITY FOUNDATION

By:	/s/ Mark J. Samolczyk
Name:	Mark J. Samolczyk
Title:	President & CEO

Address for Notices:

200 Market Avenue N, Suite 200

Canton, OH 44702

Attn: Mark J. Samolczyk, President & CEO

Email: msamolczyk@starkcf.org

ch capital lending, LLC

By: Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:	/s/ Richard Klein
Name:	Richard Klein
Title:	Chief Financial Officer

Address for Notices:

11111 Santa Monica Boulevard, Suite 800

Los Angeles, CA 90025

Attn: Stu Lichter

Email: slichter@irg.cc

with copies to (which shall not constitute notice):

jmase@industrialrealtygroup.com and rklein@industrialrealtygroup.com

JMJS Group, LLLP

By:	/s/ Jerre Stead
Name:	Jerre Stead
Title:	General Partner

Address for Notices:

c/o Jerre L. Stead

10040 E Happy Valley Road #674

Scottsdale, AZ 85255

Email: jerrelstead@aol.com

glenn r. august

/s/ Glenn August
Glenn R. August

Address for Notices:

1114 Avenue of the Americas, 29th Floor

New York, NY 10036

Email: gaugust@oakhilladvisors.com

MICHAEL S. GROSS

/s/ Michael Gross
Michael S. Gross

Address for Notices:

500 Park Avenue, 3rd Floor

New York, NY 10022

Email: gross@solarcapital.com

Bradley M. Chase and Judith E. Chase, as Tenants-in-Common

/s/ Bradley M. Chase
Bradley M. Chase

/s/ Judith E. Chase
Judith E. Chase

Address for Notices:

Kevin O’Callaghan

/s/ Kevin O’Callaghan
Kevin O’Callaghan

Address for Notices:

27 Horton Ave

New Rochelle, NY 10801

Email: kevinoc@ubs1.com

JOHN AND KELLY WARNER

/s/ John Warner
John Warner

/s/ Kelly Warner
Kelly Warner

Address for Notices:

17000 Aldersyde Dr.

Shaker Heights, OH 44120

Email: john_warner@mckinsey.com

JEFFREY SLOVIN

/s/ Jeffrey Slovin
Jeffrey Slovin

Address for Notices:

21 Midwood Dr.

Greenwich, CT 06831

Email: jeffrey.slovin@gmail.com

EXHIBIT A

[Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [•], 2020, AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT AND A NOTE PURCHASE AGREEMENT, EACH DATED AS OF [•], 2020, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE PURCHASERS REFERRED TO THEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN SUCH AGREEMENTS AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS CERTIFICATE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SHARES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS, [AS AMENDED]. THE COMPANY WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

No. _____	______ Warrants

Warrant Certificate

GPAQ ACQUISITION HOLDINGS, INC.

This Warrant Certificate certifies that ___________________________, or registered assigns, is the registered holder of the number of Warrants (the “Warrants”) set forth above to purchase Common Stock, $0.0001 par value (the “Common Stock”), of GPAQ Acquisition Holdings, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of the Common Stock of the Company (such shares of the Common Stock, a “Warrant Share”), at the initial exercise price (the “Exercise Price”) equal to the Conversion Price for the corresponding redeemed Notes that was in effect immediately prior to the redemption of such Notes, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant is exercisable at any time prior to 5:00 p.m., Eastern time, on [•], 2025.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of [•], 2020 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

The holder hereof may exercise the Warrants evidenced hereby under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, and, to the extent the Warrants are not being exchanged pursuant to the Warrant exchange provisions of Section 5 of the Warrant Agreement, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of a Warrant and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.

Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President.

Dated: [•], 2020

(Signature Page Follows)

GPAQ ACQUISITION HOLDINGS, INC.

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE
(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to:

(Check Applicable Box)

☐	receive ______________ shares of Common Stock and herewith tenders payment for such shares to the order of GPAQ Acquisition Holdings, Inc. in the amount of $____________ in accordance with the terms hereof.

☐	exchange Warrants for shares of Common Stock and herewith tenders Warrants to purchase _______________ shares of Common Stock as payment for such number of shares of Common Stock as determined in accordance with the Warrant exchange procedures of Section 5 of the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name of ____________________________, whose address is _______________________________ and that such shares be delivered to ____________________________, whose address is _______________________________.

If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________________, whose address is _______________________________, and that such Warrant Certificate be delivered to ____________________________, whose address is _______________________________.

Signature(s): __________________________________________

NOTE:	The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date: __________________

FORM OF ASSIGNMENT
(To be signed only upon assignment of Warrant Certificate)

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto ____________________________ whose address is _________________________________ and whose social security number or other identifying number is _________________________, the within Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint ____________________________, attorney, to transfer said Warrant Certificate on the books of the within-named corporation, with full power of substitution in the premises.

Signature(s): __________________________________________

NOTE:	The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date: __________________